SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [SECTION]240.14a-11(c) or
      [SECTION]240.14a-12

                    Columbia Financial of Kentucky, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    Columbia Financial of Kentucky, Inc.
  -----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                    COLUMBIA FINANCIAL OF KENTUCKY, INC.
                             2497 Dixie Highway
                        Ft. Mitchell, Kentucky 41017
                               (859) 331-2419

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 2001 Annual Meeting of Shareholders of Columbia Financial of Kentucky, Inc. ("CFKY"), will be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 25, 2001, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1.    To elect three directors of CFKY for terms expiring in 2003;

      2. To ratify the selection of VonLehman & Company Inc. as the auditors of CFKY for the current fiscal year; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of CFKY of record at the close of business on December 4, 2000, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                       By Order of the Board of Directors



                                       Robert V. Lynch, President


Ft. Mitchell, Kentucky
December 22, 2000


                    COLUMBIA FINANCIAL OF KENTUCKY, INC.
                             2497 Dixie Highway
                        Ft. Mitchell, Kentucky 41017
                               (859) 331-2419


                               PROXY STATEMENT

                                   PROXIES

      The enclosed proxy (the "Proxy") is being solicited by the Board of Directors of Columbia Financial of Kentucky, Inc., an Ohio corporation ("CFKY"), for use at the Annual Meeting of Shareholders of CFKY to be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 25, 2001, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by execution of a later dated proxy received by CFKY before the Proxy is exercised or by giving notice of revocation to CFKY in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the re-election of Daniel T. Mistler, Fred A. Tobergte, Sr. and Geraldine Zembrodt as directors of CFKY for terms expiring in 2003, and

      FOR the ratification of the selection of VonLehman & Company Inc. ("VonLehman") as the auditors of CFKY for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of CFKY and Columbia Federal Savings Bank, the wholly owned subsidiary of CFKY ("Columbia Federal"), in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting. The cost of soliciting Proxies will be borne by CFKY.

      Only shareholders of record as of the close of business on December 4, 2000 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. CFKY's records disclose that, as of the Voting Record Date, there were 2,625,950 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to shareholders of CFKY on or about December 22, 2000.

                                VOTE REQUIRED

      A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum. Abstentions will be counted as present for purposes of establishing a quorum.

      Under Ohio law and CFKY's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed, dated and returned by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the re-election of the three nominees.

      The affirmative vote of the holders of a majority of the shares of CFKY represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of VonLehman as the auditors of CFKY for the current fiscal year. Abstentions will have the same effect as a vote against the approval of such ratification. If a shareholder has signed, dated and returned a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of VonLehman by checking the appropriate block on the proxy, such person's shares will be voted FOR the ratification of the selection of VonLehman.

                     VOTING SECURITIES AND OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to CFKY to own beneficially more than five percent of the outstanding common shares of CFKY as of December 4, 2000:


                                              Amount and Nature of        Percent of
Name and Address                              Beneficial Ownership    Shares Outstanding
----------------                              --------------------    ------------------

First Bankers Trust Company, N.A., Trustee         265,698(1)               10.1%
Columbia Financial of Kentucky, Inc.
Employee Stock Ownership Plan
1201 Broadway
Quincy, IL 62301

--------------------
<F1>  First Bankers Trust Company, N.A. (the "Trustee"), holds such shares as the Trustee for the Columbia Financial of Kentucky, Inc., Employee Stock Ownership Plan (the "ESOP"). The Trustee has voting power with respect to the 169,333 shares not yet allocated to participant's accounts and limited dispositive power with respect to all of the shares held in the ESOP.

      The following table sets forth certain information with respect to the number of common shares of CFKY beneficially owned by each director and executive officer of CFKY and by all directors and executive officers of CFKY as a group at December 4, 2000:


                                           Amount and Nature of
                                           Beneficial Ownership
                                           ---------------------         Percent of
Name and Address (1)                       Sole           Shared     Shares Outstanding
--------------------                       ----           ------     ------------------

Kenneth R. Kelly                          44,200(2)       3,600(3)           1.8%
John C. Layne                             11,800(4)      85,578(5)           3.7
Robert V. Lynch                           48,087(6)      38,948(7)           3.3
Daniel T. Mistler                         11,660(4)      87,975(8)           3.8
Fred A. Tobergte, Sr.                     24,100(2)       3,200(9)           1.0
Geraldine Zembrodt                       18,000(10)      7,180(11)           1.0
All directors and executive officers
 as a group (9 persons)                 240,734(12)    184,689(13)          15.4%

--------------------
<F1>  Each of the persons listed on this table may be contacted at the address of CFKY.
<F2>  Includes 13,300 shares that may be acquired upon the exercise of options.
<F3>  Consists of 3,600 shares held in the Columbia Financial of Kentucky,
      Inc., Recognition and Retention Plan (the "RRP") Trust, with respect to which Mr. Kelly has voting power only.
<F4>  Includes 11,000 shares that may be acquired upon the exercise of options.
<F5>  Includes 85,151 shares held in the RRP Trust with respect to which Mr.
      Layne shares dispositive power as a Trustee, and 2,000 shares held in the RRP Trust with respect to which Mr. Layne has voting power only.
<F6>  Includes 30,000 shares that may be acquired upon the exercise of options.
<F7>  Includes 10,597 shares allocated to Mr. Lynch's ESOP account, with respect to which Mr. Lynch has voting power only, and 12,351 shares held in the RRP Trust, with respect to which Mr. Lynch has voting power only.
<F8>  Includes 85,151 shares held in the RRP Trust with respect to which Mr.
      Mistler shares dispositive power as a Trustee, and 1,600 shares held in the RRP Trust with respect to which Mr. Mistler has voting power only.
<F9>  Consists of shares held in the RRP Trust with respect to which Mr.
      Tobergte has voting power only.
<F10> Includes 12,000 shares that may be acquired upon the exercise of options.
<F11> Includes 2,400 shares held in the RRP Trust, with respect to which Ms.
      Zembrodt has voting power only.
<F12> Includes 144,600 shares that may be acquired upon the exercise of options.
<F13> Includes 24,712 shares allocated to the ESOP accounts of all executive officers as a group, with respect to which such persons have voting power only, and 33,951 shares held in the RRP Trust, on behalf of all executive officers as a group, with respect to which such persons have voting power only.

                    PROPOSAL ONE - ELECTION OF DIRECTORS

      In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for the election of directors if such shareholder has submitted a written notice of a proposed nominee to the Secretary of CFKY by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written notice of a proposed nominee shall set forth the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the numbers of shares of CFKY owned beneficially and/or of record by the nominee and the length of time such shares have been so owned. The Board of Directors chose, as permitted by the Code of Regulations of CFKY, to reduce the size of the Board of Directors from seven members to six members.

      The Board of Directors proposes the re-election of the following persons to serve until the Annual Meeting of Shareholders in 2003 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:


                                                     Director of Columbia    Director of
Name                     Age    Positions(s) Held       Federal Since         CFKY Since
----                     ---    -----------------    --------------------    -----------

Daniel T. Mistler         58    Director                     1997               1997
Fred A. Tobergte, Sr.     82    Director                     1981               1997
Geraldine Zembrodt        56    Director                     1993               1997

      If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

      Mr. Mistler is an attorney who joined Deters, Benzinger & LaVelle, PSC, a law firm located in Covington, Kentucky, in 1984 and now serves on its Board of Directors and manages its residential real estate department.

      Mr. Tobergte served the Kentucky Department of Transportation for twenty years, where he held various positions, including that of Enforcement Officer, prior to his retirement in 1981.

      Ms. Zembrodt has co-owned and operated The Village Gallerie, an art and framing gallery located in Ft. Wright, Kentucky, since May 1995. Ms. Zembrodt previously co-owned and operated The Sample Shop, a women's apparel shop then located in Ft. Wright, Kentucky, from 1982 to May 1994.

      The following directors will continue to serve after the Annual Meeting for the terms indicated.

                                                  Director of Columbia    Director of      Term
Name                Age    Positions(s) Held         Federal Since         CFKY Since    Expires
----                ---    -----------------      --------------------    -----------    -------

Kenneth R. Kelly    79     Director, Chairman
                           of the Board                   1965               1997          2002
John C. Layne       51     Director                       1995               1997          2002
Robert V. Lynch     55     Director,
                           President, CEO                 1978               1997          2002

      Mr. Kelly has been Chairman of the Board of Columbia Federal since 1983. He has served as President and co-owner of Kelly Brothers Lumber Co., a lumber and building supply store in Covington, Kentucky, since its founding in 1947.

      Mr. Layne has been a partner in Rafalske & Layne, LLP, Certified Public Accountants, which has its offices in Cincinnati, Ohio, since 1982.

      Mr. Lynch has been employed by Columbia Federal since 1971, served as Treasurer from 1974 to 1977, has served as President and Chief Executive Officer since 1977 and has been a director since 1978.

Meetings of Directors

      The Board of Directors of CFKY met six times for regularly scheduled and special meetings during the fiscal year ended September 30, 2000. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

      Each director of CFKY is also a director of Columbia Federal. The Board of Directors of Columbia Federal met twelve times during the fiscal year ended September 30, 2000. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

Committees of Directors

      The Board of Directors of CFKY has an Audit Committee. The members of the Audit Committee are Messrs. Kelly, Tobergte and Ms. Zembrodt. The Audit Committee met one time during fiscal year 2000. For a description of the duties of the Audit Committee, see "AUDIT COMMITTEE REPORT."

      The Board of Directors of CFKY does not have a nominating committee or a compensation committee. The full Board of Directors of Columbia Federal, except Mr. Lynch, periodically serves as a compensation committee to determine compensation for executive officers. The Board of Directors of Columbia Federal met once in such a capacity in fiscal year 2000.

Executive Officers

      In addition to Mr. Lynch, the President and CEO of CFKY and Columbia Federal, the following persons are executive officers of CFKY and hold the designated positions:


Name                  Age    Position(s) Held
----                  ---    ----------------

Abijah Adams           55    Treasurer of CFKY and Controller of
                             Columbia Federal
Carol S. Margrave      45    Secretary of CFKY and Treasurer and
                             Secretary of Columbia Federal
Edward J. Schwartz     51    Vice President of CFKY and Columbia Federal

      Mr. Adams joined Columbia Federal as Accountant in 1978 and became Controller in 1987.

      Ms. Margrave has been employed by Columbia Federal since 1979, serving as Branch Manager from 1983 to 1992 and Assistant Secretary from 1992 to 1993, when she became Secretary and Treasurer.

      Mr. Schwartz has been employed by Columbia Federal since 1972, serving as Assistant Vice President until 1994, when he became Vice President. Mr. Schwartz is responsible for IRAs and mortgage servicing.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

      Each director of Columbia Federal, except for the Chairman of the Board, receives a retainer fee of $1,100 per month for service as a director of Columbia Federal. The Chairman of the Board of Directors receives a monthly fee of $1,353. Directors are also eligible for awards pursuant to the RRP and the Columbia Financial of Kentucky, Inc., 1998 Stock Option and Incentive Plan (the "Stock Option Plan"). No fees are paid for service as a director of CFKY.

Executive Officers' Compensation

      The following table presents certain information regarding the cash compensation received by Robert V. Lynch, the President and Chief Executive Officer of CFKY and Columbia Federal. No other executive officer of Columbia Federal or CFKY received salary and bonus compensation exceeding $100,000 during fiscal year 2000.

                         Summary Compensation Table


                                            Annual Compensation        Long-Term Compensation
                                         ------------------------    --------------------------
                                                                               Awards
                                                                     --------------------------
                         Fiscal Year                                 Restricted      Securities
Name and Principal          Ended                                       Stock        Underlying        All Other
     Position            September 30    Salary($)(1)    Bonus($)      Award(s)     Options/SARs    (#)Compensation
-------------------------------------------------------------------------------------------------------------------

Robert V. Lynch              2000         $143,439(2)    $    -             -                -          $35,386(6)
  President and Chief        1999          142,379(3)         -      $169,818(5)        30,000           57,374(7)
  Executive Officer          1998          136,222(4)     2,307             -                -           33,770(8)

--------------------
<F1>  Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to Columbia Federal of providing such benefits to Mr. Lynch was less than 10% of his cash compensation.
<F2>  Includes a salary of $130,239 and directors' fees of $13,200.
<F3>  Includes a salary of $129,281 and directors' fees of $13,098.
<F4>  Includes a salary of $123,430 and directors' fees of $12,792.
<F5>  On July 15, 1999, Mr. Lynch was awarded 15,438 common shares of CFKY pursuant to the RRP. Mr. Lynch paid no consideration for such shares. Such shares will be earned and non-forfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning July 15, 2000, assuming continued employment with, or service on the Board of Directors of, CFKY. On July 15, 1999, the market price of the shares awarded to Mr. Lynch, determined by reference to the closing bid and asked price for CFKY's shares on the Nasdaq National Market ("Nasdaq") on such date, was $11.00 per share, and the aggregate market value of such shares was $169,818. At September 30, 2000, the market price of a CFKY share was $8.50, based on the last trade price reported by Nasdaq, and the aggregate market value of the shares awarded to Mr. Lynch was $131,223. In addition, dividends and other distributions on such shares and earnings thereon and distributions will be distributed to Mr. Lynch according to the vesting schedule.
<F6>  Consists of Columbia Federal's $3,834 contribution to Mr. Lynch's
      401(k) defined contribution plan account and the September 30, 2000, $31,552 fair market value of Columbia Federal's Contribution to Mr. Lynch's ESOP account.
<F7>  Consists of Columbia Federal's $3,950 contribution to Mr. Lynch's
      401(k) defined contribution plan account and the September 30, 1999, $53,424 fair market value of Columbia Federal's contribution to Mr. Lynch's ESOP account.
<F8>  Consists of Columbia Federal's $3,691 contribution to Mr. Lynch's
      401(k) defined contribution plan account and the September 30, 1998, $30,079 fair market value of Columbia Federal's contribution to Mr. Lynch's ESOP account.

Stock Option Plan

At the July 15, 1999, Special Meeting of shareholders of CFKY, the shareholders approved the Stock Option Plan. The Board of Directors reserved 266,095 common shares of CFKY for issuance by CFKY upon the exercise of options to be granted as determined by the Stock Option Committee to certain directors, officers and employees of CFKY and Columbia Federal from time to time under the Stock Option Plan. Options to purchase 252,600 shares have been awarded. All of such options are immediately exercisable in full.

      The following table sets forth information regarding the number and value of unexercised options held at September 30, 2000, by Mr. Lynch:

               Aggregated Option/SAR Exercises In Last Fiscal
                     Year and 9/30/00 Option/SAR Values
               ----------------------------------------------


                                                     Number of Securities Underlying    Value of Unexercised In-the-
                                                       Unexercised Options/SARs at         Money Options/SARs at
                   Shares Acquired       Value                  9/30/00(#)                        9/30/00(1)
Name                on Exercise (#)   Realized($)       Exercisable/Unexercisable         Exercisable/Unexercisable
----               ----------------   -----------    -------------------------------    ----------------------------

Robert V. Lynch         - 0 -            - 0 -               30,000 / - 0 -                         N/A

--------------------
<F1>  On September 30, 2000, the fair market value of the unexercised options did not exceed the $11.00 exercise price of the options.

Recognition and Retention Plan and Trust

      At the July 15, 1999, Special Meeting of the Shareholders of CFKY, the shareholders of CFKY approved the RRP. Awards entitling recipients to 106,438 shares were made to directors, executive officers and employees of CFKY and Columbia Federal in July 1999. One-fifth of the number of shares awarded to an individual becomes earned and non-forfeitable on each of the first five anniversaries of the date of such award. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the participant ceases to be either a director or an employee of CFKY or Columbia Federal, except that in the event of the death or disability of a participant, the participant's shares will be deemed to be earned and non-forfeitable.

Defined Benefit Plan

      Columbia Federal sponsors a defined benefit pension plan (the "Pension Plan") covering all employees age 21 or older who have completed at least one year of service to Columbia Federal.

      The normal Pension Plan retirement benefit payable upon retirement at or after age 65 is the product of (a) 1%, multiplied by (b) years of benefit service, multiplied by (c) average annual taxable compensation for the five years of highest taxable compensation. Employees become 100% vested in the Pension Plan after five years of employment. Participants are automatically 100% vested at 65 years of age regardless of years of service. The Pension Plan also includes provisions for early retirement, disability retirement and a death benefit. The compensation covered by the Pension Plan includes the employee's total annual taxable compensation.

                             Pension Plan Table


   High-5       15 Years    20 Years    25 Years    30 Years    35 Years
  Average        Benefit     Benefit     Benefit     Benefit     Benefit
Compensation     Service     Service     Service     Service     Service
------------    --------    --------    --------    --------    --------

  $ 15,000      $ 2,250     $ 3,000     $ 3,750     $ 4,500    $ 5,250
    30,000        4,500       6,000       7,500       9,000     10,500
    45,000        6,750       9,000      11,250      13,500     15,750
    60,000        9,000      12,000      15,000      18,000     21,000
    75,000       11,250      15,000      18,750      22,500     26,250
    90,000       13,500      18,000      22,500      27,000     31,500
   105,000       15,750      21,000      26,250      31,500     36,750
   120,000       18,000      24,000      30,000      36,000     42,000
   135,000       20,250      27,000      33,750      40,500     47,250
   150,000       22,500      30,000      37,500      45,000     52,500

      Mr. Lynch has 16 years of credited service under the Pension Plan. The taxable compensation of Mr. Lynch for 2000 is set forth in the Summary Compensation Table under the "Salary" heading. Benefits under the Pension Plan are computed based on the straight life annuity method and are not subject to deduction for social security or any other offset amount.

Employment Agreement

      Columbia Federal has entered into an employment agreement with Robert
V. Lynch effective April 15, 1998 (the "Employment Agreement"). CFKY and Columbia Federal currently have no employment agreements with any other officers. The Employment Agreement provides for a term of three years and a salary and performance review by the Board of Directors not less often than annually, as well as inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The Employment Agreement also provides for vacation and sick leave.

      The Employment Agreement is terminable by Columbia Federal at any time. In the event of termination by Columbia Federal for "just cause," as defined in the Employment Agreement, Mr. Lynch will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Columbia Federal other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Lynch will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date the employee becomes employed full-time by another employer.

      The Employment Agreement also contains provisions with respect to the occurrence of a "change of control" within six months after or within one year before (1) the termination of employment of Mr. Lynch for any reason other than just cause, retirement or termination at the end of the term of the agreement, (2) a change in the capacity or circumstances in which he is employed or (3) a material reduction in his responsibilities, authority, compensation or other benefits provided under the Employment Agreement without his written consent. In the event of any such occurrence, Mr. Lynch will be entitled to payment of an amount equal to three times the greater of his annual salary set forth in the Employment Agreement or the annual salary payable to Mr. Lynch as a result of any annual salary review. In addition, Mr. Lynch would be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum he may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code or exceed limitations imposed by the OTS. "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 25% or more of the voting stock of Columbia Federal or CFKY, the control of the election of a majority of Columbia Federal's or CFKY's directors or the exercise of a controlling influence over the management or policies of Columbia Federal or CFKY.

Compensation Committee Report

      It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors of Columbia Federal concerning base salaries, incentive compensation, employee benefits, promotions and other related items when necessary. The Compensation Committee consists of all members of the Board of Directors who are not full-time employees of Columbia Federal.

      The objective of the Compensation Committee is to make recommendations that will motivate personnel to perform and succeed according to Columbia Federal's business plan, attract and retain key personnel critical to the long-term success of Columbia Federal and reward executives for Columbia Federal's success.

      In establishing compensation levels for 2000, the Committee utilized employee compensation surveys published by national and regional thrift and banking trade groups. Salary levels are generally set near the average of the ranges found in the surveys. Some of the other factors considered for each individual are job responsibility and performance, skills and experience required for the position and the individual's contribution to Columbia Federal's success. The Committee may also consider other economic data.

      The base salary of the Chief Executive Officer, Robert V. Lynch, who has been President and Chief Executive Officer of Columbia Federal since 1977, was based on the above criteria, but was limited by Mr. Lynch's decision to decline an increase in salary. The Committee made an assessment of Mr. Lynch's operation of Columbia Federal during the past year, and he was determined to have contributed substantially to Columbia Federal's performance. His salary was not tied to specific performance objectives. No bonus compensation was awarded to any of Columbia Federal's officers this year.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as CFKY, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

      Although none of the officers of CFKY or Columbia Federal currently receive annual cash compensation near $1 million, the difference between the fair market value of the shares acquired upon the exercise of a non-qualified option and the exercise price is considered compensation in the year of exercise. An option award must meet several requirements to qualify as "performance-based compensation." CFKY has determined that the options to purchase CFKY common shares currently outstanding should qualify for exemption from the $1 million limit, although neither CFKY nor Columbia Federal has a policy requiring that all compensation to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will continue to consider carefully the after-tax cost and value to CFKY and Columbia Federal of all compensation.

      Kenneth R. Kelly    Daniel T. Mistler
      John C. Layne       Fred A. Tobergte, Sr.
                          Geraldine Zembrodt

Compensation Committee Interlocks and Insider Participation

      The Board of Directors of Columbia Federal has a Compensation Committee whose members are Messrs. Kelly, Layne, Mistler and Tobergte and Ms. Zembrodt. None of such persons are employees of Columbia Federal or CFKY.

Performance Graph

      The following line graph compares the yearly percentage change in CFKY cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market and an index of thrifts with total assets of less than $250 million. The graph assumes the investment of $100 on April 15, 1998. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of CFKY common shares at the end and at the beginning of the measurement period; by (ii) the price of CFKY common shares at the beginning of the measurement period.

           [Performance Chart Represented by the Following Chart]

                                Period Ending


                                        4/15/98    9/30/98    3/31/99    9/30/99    3/31/00    9/30/00
                                        -------    -------    -------    -------    -------    -------

Columbia Financial of Kentucky, Inc.     100.00      77.02      73.01     101.68      77.61      66.95
NASDAQ - Total US                        100.00      91.46     133.29     149.42     247.85     198.38
SNL Less Than $250M Thrift Index         100.00      77.91      73.25      73.82      66.86      73.31

Certain Transactions With Columbia Federal

      Columbia Federal makes loans to directors who are not full-time employees of Columbia Federal in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. On February 13, 1997, Columbia Federal adopted a policy whereby Columbia Federal will make first mortgage loans to its full-time employees, including directors and officers who are full-time employees, without closing costs and at an interest rate that is one percent less than the interest rate charged for comparable loans to other persons, subject to the following conditions: (i) the employee must sign an agreement that the interest rate will be increased by one percent should the employee's employment with Columbia Federal terminate for any reason; (ii) the employee must reimburse Columbia Federal for any related out-of-pocket expenses that are paid to a third party; (iii) the loan must be for the employee's personal single-family residence; (iv) the loan must satisfy all of Columbia Federal's normal underwriting criteria; (v) each employee may only have one outstanding loan on favorable terms at any one time; and (vi) Columbia Federal's Board of Directors must approve the loan.

      The following table sets forth certain information regarding loans made on terms more favorable than those offered to the public to executive officers and directors of CFKY whose indebtedness to Columbia Federal exceeded $60,000 at any time since October 1, 1999:


                                                                                                 Largest balance     Balance at
                                                  Loan                                Rate of      during year     September 30,
Name                Position                origination date        Collateral        Interest    ended 9/30/00         2000
----                --------                ----------------        ----------        --------   ---------------   -------------

Carol S. Margrave   Secretary, Treasurer        5/09/97         Personal Residence    7.00%          $88,450          $86,670
Edward J. Schwartz  Vice President              9/24/98         Personal Residence    6.25%          $97,913          $95,833
John C. Layne       Director                    5/23/96         Personal Residence    7.25%          $62,846          $59,046

None of the outstanding loans to directors and executive officers involve more than the normal risk of collectibility or present other unfavorable features, and all are current in their payments.

                    PROPOSAL TWO - SELECTION OF AUDITORS

      The Board of Directors of CFKY has selected VonLehman to act as CFKY's independent auditor for the current fiscal year and recommends that the shareholders ratify the selection. The firm has audited the books of CFKY or Columbia Federal since 1992. Management expects that a representative of VonLehman will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      The Board of Directors of CFKY recommends that the shareholders of CFKY ratify the selection of the auditors for the current fiscal year. Accordingly, the shareholders of CFKY will be asked to approve the following resolution at the Annual Meeting:

      RESOLVED, that the selection of VonLehman & Company Inc. as the auditors of CFKY for the current fiscal year be, and it hereby is, ratified.

                           AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of CFKY is comprised of three directors, all of whom are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for overseeing CFKY's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit CFKY's financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the "Charter"). A copy of the Charter is attached to this Proxy Statement as Exhibit A.

      As required by the Charter, the Audit Committee received and reviewed the report of VonLehman regarding the results of their audit, as well as the written disclosures and the letter from VonLehman required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of CFKY. A representative of VonLehman also discussed with the Audit Committee the independence of VonLehman from CFKY, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of VonLehman included the following:

* VonLehman's responsibilities in accordance with generally accepted auditing standards
* The initial selection of, and whether there were any changes in, significant accounting policies or their application
*     Management's judgments and accounting estimates
*     Whether there were any significant audit adjustments
*     Whether there were any disagreements with management
*     Whether there was any consultation with other accountants
* Whether there were any major issues discussed with management prior to VonLehman's retention
*     Whether VonLehman encountered any difficulties in performing the audit
* VonLehman's judgments about the quality of CFKY's accounting principles
* VonLehman's responsibilities for information prepared by management that is included in documents containing audited financial statements

      Based on its review of the financial statements and its discussions with management and the representative of VonLehman, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, to be filed with the SEC.

      Kenneth R. Kelly
      Fred A. Tobergte
      Geraldine Zembrodt


                 PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Any proposals of shareholders intended to be included in the proxy statement for the 2002 Annual Meeting of Shareholders of CFKY should be sent to CFKY by certified mail and must be received by CFKY by August 24, 2001. In addition, if a shareholder intends to present a proposal at the 2002 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by November 7, 2001, then the proxies designated by the Board of Directors of CFKY for the 2002 Annual Meeting of shareholders of CFKY may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

      Management knows of no other business that may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors

                                       Robert V. Lynch, President

Ft. Mitchell, Kentucky
December 11, 2000

                                  EXHIBIT A

                    COLUMBIA FINANCIAL OF KENTUCKY, INC.
                           AUDIT COMMITTEE CHARTER

I. Purpose
   -------

      The purpose of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its responsibility to shareholders, the public, and government bodies relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation.

II. Composition
    -----------

      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be able to read and understand the Corporation's basic financial statements. At least one member of the Committee shall have accounting or related financial management experience or certification. Satisfaction of these financial literacy and experience requirements shall be determined in accordance with the applicable rules of The Nasdaq Stock Market, Inc.

      The members of the Committee shall be elected by the Board at the January meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may designate a chair by majority vote of the full Committee membership.

III. Meetings
     --------

      The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be set by the Committee chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accounts, and internal auditor at least once each year and at other times when considered appropriate. Committee members will strive to be present at all meetings. As necessary or desirable, the Committee may request that members of management and representatives of the independent accountants be present at Committee meetings.

IV. Responsibilities
    ----------------

      To fulfill its responsibilities and duties, the Committee shall:

            1. Review and update this Charter periodically as conditions dictate, but at least annually.

            2. Review the Corporation's annual financial statements and any annual financial reports submitted to any governmental body or the public, including any reports or opinions rendered by the independent accountants.

            3. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and in light of the independent accountants' ultimate accountability to the Committee and the Board and the ultimate authority and responsibility of the Committee and the Board to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement). The Committee should ensure that the independent accountants submit to the Committee periodically a written statement of all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1 and engage in active dialog with the independent accountants about all significant relationships the accountants have with the Corporation to determine the accountants' independence.

            4. Review the performance of the independent accountants and consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements. The Committee's review should include the matters required to be discussed by Statement on Auditing Standards No. 61 and an explanation from the independent accountants of the factors considered by the independent accountants in determining the audit's scope. The accountants should confirm that no limitations have been placed on the scope or nature of the audit. The Committee should recommend to the Board whether the audited financial statements should be contained in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

            5. Review with management, the independent accountants and the internal auditor any difficulties of disagreements encountered during the course of the audit, as well as any improvements that could be made in the audit or internal control procedures.

            6. Receive communications, if any, from the independent accountants with respect to interim financial information before the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission and discuss such communications with management of the Corporation. The chair of the Committee may represent the entire Committee for purposes of this receipt of communications and discussion with management.

            7. Prepare a report to be included in the Proxy Statement for the Corporation's annual meeting of shareholders, as required by the regulations of the Securities and Exchange Commission.

            8. Perform any other activities consistent with this Charter, the Corporation's Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principals. That is the responsibility of management and the Corporation's independent accountants.

                               REVOCABLE PROXY

                    COLUMBIA FINANCIAL OF KENTUCKY, INC.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF COLUMBIA FINANCIAL OF KENTUCKY, INC.

      The undersigned shareholder of Columbia Financial of Kentucky, Inc. ("CFKY"), hereby constitutes and appoints John C. Layne and Robert V. Lynch, or either of them, as the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of CFKY to be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 25, 2001, at 11:00 a.m., Eastern Time (the "Annual Meeting"), all of the shares of CFKY which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.    The election of three directors for terms expiring in 2003:

      [ ]  FOR all nominees            [ ]  WITHHOLD authority to
           listed below                     vote for all nominees
           (except as marked to the         listed below:
           contrary below):

                      Daniel T. Mistler
                      Fred A. Tobergte, Sr.
                      Geraldine Zembrodt

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

----------------------------------------------------------------------------
2. The ratification of the selection of VonLehman & Company Inc., certified public accountants, as the auditors of CFKY for the current fiscal year.

           [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

       Important: Please sign and date this proxy on the reverse side.

      This Proxy, when properly executed and returned to CFKY, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is signed, dated and returned but no boxes are marked, the shares will be voted FOR proposals 1 and 2.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting and of the accompanying Proxy Statement is hereby acknowledged.

      Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


------------------------                  ------------------------
Date                                      Signature


------------------------                  ------------------------
Date                                      Signature

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.